Exhibit 4.1

Baker Hughes Company 2026 Long-Term Incentive Plan

SECTION 1. ESTABLISHMENT, OBJECTIVES AND DURATION

(i) Baker Hughes Company, a Delaware corporation (the “Company”), establishes the Baker Hughes Company 2026 Long-Term Incentive Plan (the “Plan”), to reward certain directors, corporate officers and employees of the Company and its Subsidiaries (as defined below) by enabling them to acquire cash and stock-based incentives.

(ii) The Plan is effective as of the date on which the stockholders of the Company approve of the Plan (the “Effective Date”) and shall remain in effect as provided in SECTION 10. The adoption of the Plan is contingent upon the approval of the Plan by the Company’s stockholders.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means any entity which is a member of (i) the same controlled group of corporations within the meaning of Section 414(b) of the Code with the Company, or (ii) a trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company.

(b) “Assets” means assets of any kind owned by the Company, including securities of the Company’s direct and indirect subsidiaries and Affiliates.

(c) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock-Based Award, or Cash Award granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.

(e) “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to those terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(f) “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(g) “Cash Award” means an Award granted under SECTION 6(f)(ii) of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

(h) “Cause” shall mean: (i) If the Participant is a party to a written agreement with the Company or an Affiliate or a Subsidiary and such agreement provides for a definition of Cause, the definition contained therein; (ii) If no such agreement exists: (A) the Participant’s material failure to perform his or her employment duties for the Company or an Affiliate or a Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness); (B) the Participant’s willful engagement in dishonesty, illegal conduct or gross misconduct, which is, in each case, materially injurious to the Company or the Affiliates or the Subsidiaries; (C) the Participant’s embezzlement, misappropriation or fraud, whether or not related to the Participant’s employment with the Company or the Affiliates or the Subsidiaries; (D) the Participant’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, if such felony or other crime is work-related, materially impairs the Participant’s ability to perform services for the Company or the Affiliates or the Subsidiaries or results in material harm to the Company or the Affiliates or Subsidiaries; or (E) any other act or omission that constitutes Cause, as determined in the reasonable, good faith discretion of the Committee.

(i) “Change in Control” shall mean (except as specified otherwise in the Award) the occurrence of any of the following events:

(1)	the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board;

(2)

the consummation of a Merger of the Company or an Affiliate of the Company with another Entity, unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of the Company, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger;

(3)

any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities;

(4)	a sale, transfer, lease or other disposition of all or substantially all of the Company’s Assets is consummated (an “Asset Sale”), unless:

(A)

the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company immediately prior to such Asset Sale own, directly or indirectly, 50 percent or more of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of the Company’s Voting Securities immediately prior to such Asset Sale; or

(B)

the individuals who comprise the Board immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent (or a majority plus one member where such board or other governing body is comprised of an odd number of directors); or

(5)	the complete liquidation and dissolution of the Company.

With respect to an Award that is subject to Section 409A and for which payment or settlement of the Award will accelerate upon a Change in Control, no event set forth herein will constitute a Change in Control for purposes of the Plan unless such event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A.

(j) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(k) “Committee” shall mean a committee of the Board acting in accordance with the provisions of SECTION 3, designated by the Board to administer the Plan. To the extent necessary to comply with applicable regulatory regimes, any action by the Committee will require the approval of Committee members who are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The Governance & Corporate Responsibility Committee is responsible for administering the Plan as it relates to any Award provided to a Director. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to SECTION 3(b).

(l) “Data” shall have the meaning specified in SECTION 8(p).

(m) “Director” shall mean any member of the Board who is not an Employee at the time of receiving an Award under the Plan.

(n) “Dividend Equivalent” shall mean any right granted under SECTION 6(e) of the Plan.

(o) “Effective Date” shall have the meaning specified in SECTION 1.

(p) “Employee” shall mean any employee of the Company or of any Affiliate.

(q) “Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act.

(s) “Fair Market Value” shall mean, with respect to any Shares or other securities, the closing price of a Share on the date as of which the determination is being made or as otherwise determined in a manner specified by the Committee.

(t) “Incentive Stock Option” shall mean an option granted under SECTION 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(u) “Incumbent Director” means –

(1)	a member of the Board on the Effective Date; or

(2)	an individual-

(A)	who becomes a member of the Board after the Effective Date;

(B)

whose appointment or election by the Board or nomination for election by the Company’s stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and

(C)	whose initial assumption of service on the Board is not in connection with an actual or threatened election contest.

(v) “Merger” means a merger, consolidation or similar transaction.

(w) “Non-Qualified Stock Option” shall mean an option granted under SECTION 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(x) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(y) “Other Stock-Based Award” shall mean any right, including a deferred stock unit, granted under SECTION 6(f)(i) of the Plan.

(z) “Participant” shall mean an Employee or Director designated to be granted an Award under the Plan.

(aa) “Performance Award” shall mean any right granted under SECTION 6(d) of the Plan.

(bb) “Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period.

(cc) “Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(dd) “Person” shall have the meaning ascribed to the term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that the term shall not include (i) the Company or any of the Affiliates, (ii) a trustee or other fiduciary holding Company securities under an employee benefit plan of the Company or any of the Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of those securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(ee) “Prior Plans” means the Baker Hughes Company 2021 Long-Term Incentive Plan, Baker Hughes Company 2017 Long-Term Incentive Plan, the Amended and Restated Baker Hughes Incorporated 2002 Employee Long-Term Incentive Plan and the Amended and Restated Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan.

(ff) “Restricted Stock” shall mean any award of Shares granted under SECTION 6(c) of the Plan.

(gg) “Restricted Stock Unit” shall mean any right granted under SECTION 6(c) of the Plan that is denominated in Shares.

(hh) “Shares” shall mean the Class A common shares, of the Company, $0.0001 par value, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under SECTION 4(b) of the Plan.

(ii) “Specified Owner” means any of the following:

(1)	the Company;

(2)	an Affiliate of the Company;

(3)	an employee benefit plan (or related trust) sponsored or maintained by the Company or any of the Affiliates;

(4)

a Person to the extent the Person becomes a Beneficial Owner of the Company’s outstanding Voting Securities representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities as a result of the acquisition of securities directly from the Company and/or any Person which, directly or indirectly, controls, or is controlled by, or is under common control with, the Company; or

(5)

a Person that becomes a Beneficial Owner of the Company’s outstanding Voting Securities representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of the Company, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of the Company’s outstanding immediately prior to such Merger.

(jj) “Stock Appreciation Right” shall mean any right granted under SECTION 6(b) of the Plan.

(kk) “Subsidiary” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(ll) “Substitute Award” shall mean, in connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, an Award granted in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate.

(mm) “Voting Securities” means the outstanding securities entitled to vote generally in the election of directors or other governing body.

SECTION 3. ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any law or regulation in jurisdictions in which Participants will receive Awards.

(a) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i) designate Participants;

(ii) determine the type or types of Awards to be granted to each Participant under the Plan and grant Awards to such Participants;

(iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv) determine the terms and conditions of any Award and of Award Agreements, and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, suspended, or accelerated, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, suspended, or accelerated;

(vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii) establish, amend, suspend, or waive such rules and guidelines;

(ix) appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xi) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Notwithstanding anything in this Plan to the contrary, the Board may, in its sole discretion, at any time and from time to time, elect to administer this Plan, in whole or in part, and to exercise all or any portion of the authority granted to the Committee hereunder. In any such case, references in this Plan (and in any applicable Award Agreement) to the “Committee” shall be deemed to refer to the Board with respect to any matter as to which the Board has assumed administrative authority. Any action taken by the Board in its capacity as administrator of this Plan shall be effective and binding to the same extent as if taken by the Committee.

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder, and any Employee of the Company or of any Affiliate. Actions of the Committee may be taken by:

(i) the Chairman of the Committee;

(ii) a subcommittee, designated by the Committee;

(iii) the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by the Chairman, by a subcommittee or by the Committee (whether upon the abstention or recusal of such members or otherwise), shall be the action of the Committee for purposes of the Plan; or

(iv) one or more officers or managers of the Company or any Subsidiary, or a committee of such officers or managers whose authority is subject to such terms and limitations set forth by the Committee, and only with respect to Employees who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act. This delegation shall include modifications necessary to accommodate changes in the laws or regulations of jurisdictions outside the U.S.

SECTION 4. SHARES AVAILABLE FOR AWARDS

(a) SHARES AVAILABLE. Subject to adjustment as provided in SECTION 4(b) and below in this SECTION 4(a):

(i) The maximum aggregate number of Shares reserved and available for delivery for Awards granted under the Plan shall be equal to (A) 9,500,000 Shares, less (B) one share for every one share granted under the Baker Hughes Company 2021 Long-Term Incentive Plan (the “2021 Plan”) after March 16, 2026, plus (C) the number of shares of Common Stock that, as of March 16, 2026, remain available for future awards under the 2021 Plan (15,261,412 shares) (collectively, the “Plan Share Reserve”). Each Award granted under the Plan will reduce the Plan Share Reserve by the number of Shares underlying the Award. After the Effective Date, no awards may be granted under the 2021 Plan.

(ii) If (A) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, or (B) any Shares subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or otherwise terminates without issuance of such Shares, or an award under any Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Shares subject to such award, then in each such case the Shares subject to the Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan on a one-for-one basis.

(iii) In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan on a one-for-one basis. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (A) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option under any Prior Plan, (B) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or options or stock appreciation rights under any Prior Plan, (C) Shares subject to a Stock Appreciation Right or a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (D) Shares reacquired by the Company on the open market.

(iv) Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in paragraphs (a)(i) and (a)(ii) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such

Awards shall not be added to the Shares available for Awards under the Plan as provided in paragraphs (a)(ii) and (a)(iii) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(v) Subject to SECTION 4(b), the aggregate number of Shares available under the Plan shall be available for delivery pursuant to the exercise of Incentive Stock Options granted under the Plan.

(vi) Accounting for Awards. For purposes of this SECTION 4,

(A)

If an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan;

(B)

Dividend Equivalents denominated in Shares and Awards not denominated, but potentially payable, in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Dividend Equivalents and such Awards are settled in Shares, PROVIDED, HOWEVER, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.

(vii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market or otherwise.

(b) ADJUSTMENTS.

(i) General. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, Merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Accounting Standards Codification Topic 718 (or any successor thereto) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(A)	the number and type of Shares or other securities which thereafter may be made the subject of Awards;

(B)	the number and type of Shares or other securities subject to outstanding Awards;

(C)	the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(D)	other value determinations applicable to outstanding awards.

PROVIDED, HOWEVER, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and PROVIDED FURTHER, HOWEVER, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Subsidiary shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(iii) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

(iv) Compliance with Section 409A; Committee Discretion. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, any adjustment made pursuant to this SECTION 4(b) shall be made in a manner intended to comply with the requirements of Section 409A of the Code (and the regulations and guidance issued thereunder), including, without limitation, the requirements relating to the timing and form of payment, so that such Award does not become subject to the additional taxes and penalties under Section 409A of the Code. For the avoidance of doubt, (A) nothing herein shall prevent the Committee from granting Awards intended to be exempt from the requirements of Section 409A of the Code, and (B) the Committee shall not be required to treat all Awards, or all Participants holding Awards, in an identical manner in connection with any adjustment pursuant to this SECTION 4, and may take different actions with respect to different Awards or Participants as the Committee deems appropriate in its discretion.

SECTION 5. ELIGIBILITY

Any Employee, including any officer or employee-director of the Company or of any Subsidiary, and any Director shall be eligible to be designated a Participant.

SECTION 6. AWARDS

(a) OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, and except as provided in SECTION 4(b), that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall not exceed ten (10) years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including cash, Shares, or other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. For the avoidance of doubt, Incentive Stock Options shall not be granted to Directors. Notwithstanding anything in this SECTION 6(a) to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (A) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (B) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

(v) Automatic Exercise of Certain Expiring Options. Notwithstanding any other provision of the Plan (other than this clause v), on the last trading day on which all or a portion of the Option may be exercised, if the per Share purchase price of the Option exceeds the then Fair Market Value of the Share by at least $.01 (such expiring portion of the Option that is so in-the-money, an “Auto-Exercise Eligible Option”), the Participant shall be deemed to have automatically exercised the Auto-Exercise Eligible Option (to the extent the Option has not previously been exercised or forfeited) in accordance with the provisions of this paragraph v. In the event of an automatic exercise pursuant to this paragraph v, the Company shall reduce the number of Shares issued to the Participant upon the Participant’s automatic exercise of the Auto-Exercise Eligible Option to satisfy the Participant’s purchase price obligation for the Auto-Exercise Eligible Option. Further, the Company shall reduce the number of Shares issued to the Participant to satisfy the applicable minimum tax withholding obligation arising upon the automatic exercise unless the Committee deems that a different method of satisfying the tax withholding obligations is practicable and advisable. In accordance with procedures established by the Committee, the Participant may notify the Company in advance that the Participant does not wish for the Auto-Exercise Eligible Option to be exercised. In its discretion, the Company may determine to cease automatically exercising Options at any time.

(b) STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the right as specified by the Committee.

(i) Grant Price. The grant price per share of each Stock Appreciation Right shall be determined by the Committee, provided, however, and except as provided in SECTION 4(b), that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, except that if a Stock Appreciation Right is at any time granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(ii) Term. The term of each Stock Appreciation Right shall not exceed ten (10) years from the date of grant.

(iii) Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

(c) RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(ii) Restrictions. Awards of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.

(iii) Registration. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv) Forfeiture. Upon termination of employment during the applicable restriction period, except as determined otherwise by the Committee or specified in an applicable Award Agreement, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company.

(d) PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, exercisability, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(i) may be denominated or payable in cash, Shares (including Restricted Stock), other securities, or other Awards; and

(ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish; provided, however, that the Committee may increase or, prior to the occurrence of a Change in Control, decrease the amount payable pursuant to a Performance Award or adjust the payout or performance criteria, as determined appropriate in the sole discretion of the Committee.

(e) DIVIDENDS; DIVIDEND EQUIVALENTS. The Committee is hereby authorized to grant to Participants Awards (other than Options and Stock Appreciation Rights) under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares. Notwithstanding anything to the contrary herein the Plan, any dividends or dividend equivalents payable in connection with an Award under the Plan shall be subject to the same terms and risks of forfeiture as the underlying Award and shall be paid out only when the underlying Shares actually vest, are earned or are received under such Awards. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

(f) OTHER STOCK-BASED AND CASH AWARDS.

(i) Other Stock-Based Awards. The Committee is hereby authorized to grant Participants such other Awards, including deferred stock units, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this SECTION 6(f)(i) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in SECTION 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(ii) Cash Awards. The Committee is hereby authorized to grant to Participants Cash Awards in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Cash Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of a Cash Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

(g) CHANGE IN CONTROL. In the event of a Change in Control, except as specified otherwise in an Award Agreement, the Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding provided that the action substantially preserves the value, rights and benefits of the affected Award. Such actions may include, without limitation: (A) the acceleration of the vesting, settlement and/or exercisability of an Award; (B) the payment of a cash amount in exchange for the cancellation of an Award; (C) the cancellation of Options and/or Stock Appreciation Rights without the payment of consideration therefor if the exercise price of such Options and/or Stock Appreciation Rights equals or exceeds the price paid for a Share in connection with the Change in Control; and/or (D) the issuance of substitute Cash Awards that substantially preserve the value, rights and benefits of any such affected Cash Awards.

(h) GENERAL.

(i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Subsidiary, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv) Limits on Transfer of Awards. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. In no event may an Award be transferred to a third-party financial institution for value.

(v) Death. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death and to supply it with a copy of the will or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(vi) Per-Person Limitation on Director Awards. With respect to any Director, the aggregate dollar value of (A) any Awards granted under the Plan with respect to the Director’s service as a Director (for equity-based Awards, based on the grant date fair value of such Awards as determined for financial reporting purposes) during a single fiscal year and (B) any cash fees paid by the Company with respect to the Director’s service as a Director for such fiscal year may not exceed $1,500,000. The Committee may make exceptions to the foregoing limit for a Director or committee of Directors, as it may determine in its discretion, provided that (C) the aggregate dollar value of any such additional compensation may not exceed $1,000,000 for the fiscal year and (D) the Director receiving such additional compensation does not participate in the decision to award such compensation. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

(vii) Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(viii) Share Certificates. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(ix) No Repricing. Except in connection with a corporate transaction or adjustment described in SECTION 4(b) of the Plan, the terms of outstanding Options, Stock Appreciation Rights or other Stock-Based Awards encompassing rights to purchase Shares that have an exercise or purchase price in excess of the Fair Market Value of a Share may not be amended to reduce the exercise or purchase price of such Awards, and any such outstanding Options, Stock Appreciation Rights or other Stock-Based Awards encompassing rights to purchase Shares may not be exchanged for cash or property, other Awards, Options, Stock Appreciation Rights or other Stock-Based Awards encompassing rights to purchase Shares with an exercise or purchase price that is less than the exercise or purchase price of the original Awards, in each case unless approved by stockholders.

(x) Recoupment. The Plan will be administered in compliance with Section 10D of the Exchange Act, any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded, and any Company policy adopted with respect to compensation recoupment. This SECTION 6(h)(x) will not be the Company’s exclusive remedy with respect to such matters.

SECTION 7. AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s stockholders, no material amendment shall be made if stockholder approval is required by law, regulation, or stock exchange, and; PROVIDED, FURTHER, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the stockholders of the Company that would:

(i) increase the total number of Shares available for Awards under the Plan, except as provided in SECTION 4 hereof; or

(ii) amend SECTION 6(h)(ix) or, except as provided in SECTION 4(b), permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or exchanged as described in SECTION 6(h)(ix).

(b) AMENDMENTS TO AWARDS. Subject to SECTION 6(i)(ix), the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 8. GENERAL PROVISIONS

(a) NO RIGHTS TO AWARDS. No Employee, Participant or other person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under the Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient and such Awards to individual Participants need not be the same in subsequent years.

(b) OTHER BENEFITS. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates or affect any benefit or compensation under any other plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(c) COSTS. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Shares pursuant to Awards hereunder.

(d) WITHHOLDING. The Company or any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other Awards) of taxes required to be withheld in the relevant jurisdiction in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary or appropriate in the opinion of the Company or Subsidiary to satisfy withholding taxes.

(e) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(g) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law without regard to conflict of law.

(h) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(i) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(l) INDEMNIFICATION. Subject to requirements of Delaware state law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer or manager of the Company to whom authority was delegated in accordance with SECTION 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(m) COMPLIANCE WITH SECTION 409A OF THE CODE. Except to the extent specifically provided otherwise by the Committee, Awards under the Plan are intended to be exempt from or satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant. Should any payments made in accordance with the Plan to a “specified employee” (within the meaning of Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable upon a Participant’s “separation from service” (within the meaning of Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of (1) the date that is six (6) months after the date of the Participant’s separation from service or (2) the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with the Plan shall be treated as a right to a series of separate payments.

(n) EXEMPTION FROM SECTION 16. It is intended that this Plan and all Awards granted hereunder shall be administered in a manner that satisfies the conditions for exemption under Rule 16b-3 under the Exchange Act (or any successor rule), so that Participants who are subject to Section 16 of the Exchange Act are entitled to the benefits of such exemption and are not subject to short-swing liability under Section 16(b) of the Exchange Act. This Plan and the authority granted to the Committee and the Board hereunder shall be construed and interpreted in accordance with the foregoing intention. To the extent the Committee deems it necessary or desirable to qualify any Award as exempt under Rule 16b-3, the Committee may impose such additional conditions or restrictions on the Award as it determines to be necessary or appropriate.

(o) NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(p) DATA PRIVACY. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this SECTION 8(p) by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(q) AWARDS TO NON-U.S. EMPLOYEES. The Committee shall have the power and authority to determine which Subsidiaries shall be covered by the Plan and which employees outside the U.S. shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations.

(r) COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company’s securities are listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(s) INTERPRETATIONS. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The definitions contained in the Plan are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.

SECTION 9. EFFECTIVE DATE OF THE PLAN

The Plan is effective as of the Effective Date. The Plan shall not become effective unless the stockholders of the Company approve of the Plan.

SECTION 10. TERM OF THE PLAN

No Award shall be granted under the Plan after May 19, 2036. No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date the Board approves of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.